Exhibit 99.1

MELA Sciences Reports its First Quarter 2014 Business and Financial Results

Company to Host Conference Call Today at 4:30PM Eastern Time

Irvington, NY, May 13, 2014 — MELA Sciences, Inc. (NASDAQ: MELA), developer of the MelaFind® system, an optical diagnostic device approved for use in the United States and the European Union to assist dermatologists in melanoma diagnosis, today announced results for its fiscal 2014 first quarter (Q1’14) ended March 31, 2014. MELA will host a conference call today at 4:30 pm EDT to review its results and recent progress.

CEO Overview

Rose Crane, President and CEO, commented, “The MELA team made strong progress the past quarter against our strategic initiatives. We are focused on key strategies for 2014 and will review these efforts in greater detail in today’s conference call.”

The highlights include:

•	Introducing the MelaFind system in key medical institutions where leading dermatologists treat high-risk patients. Most recently we have expanded our system placements to include Baylor University, Stanford University and The Ohio State University;

•	Conducting further clinical trials to build our research base and further illustrate the value of the MelaFind system. This includes our Post-Approval Study now underway and a Predictive Probability Study conducted with 191 dermatologists that demonstrated the benefit of our system in the diagnosis of melanoma;

•	Advancing our technology through design enhancements, including a new user interface introduced in the U.S. and Germany;

•	Redirecting our small sales force to focus on key institutions and physicians as well as areas of high incidence of melanoma, in addition to moving from a rental-based model to a sales-based revenue model as previously disclosed, including third-party medical lease financing to help physicians purchase our systems;

•	Initiating the process to seek insurance reimbursement codes and status for the MelaFind system, which we believe should become a significant driver of future system demand; and

•	Continuing our disciplined management of cash and our other resources to best support our key initiatives.

“I am very excited by our technology as I believe it is vital to the health of thousands,” added Ms. Crane. “A person dies every hour from melanoma, sixteen people are diagnosed every hour and 75% of all skin cancer deaths are from melanoma. If caught early and treated, melanoma is curable and MELA Sciences is bringing to market a powerful new solution in support of this cause.”

Financial and Operating Highlights

MELA Sciences reported a Q1’14 net loss of approximately $8.0 million, or $0.16 per share, compared with a net loss of approximately $6.5 million, or $0.17 per share for the comparable period last year. Included in the Q1’14 financial results were liquidated damages of approximately $3.4 million incurred and paid in connection with the Company’s financing completed in February 2014.

Total operating expenses of $3.9 million in Q1’14 declined more than 29% from Q1’13, with significant declines in both research and development expenses and selling, general and administrative expenses. The decrease resulted primarily from salary and headcount reductions in accordance with the cost reduction plan initiated in August 2013. The Company intends to institute actions during 2014 that may further reduce its quarterly rate of SG&A expense.

Net revenues and cost of sales were adversely affected during Q1’14 by the Company’s change in business strategy from a rental-based revenue model to a sales-based revenue model. No revenue from sales of the MelaFind system were recorded during Q1’14, however sales contracts signed during the first quarter have been completed during the second quarter. The Company believes that once it obtains the necessary reimbursement codes and insurer approvals revenues from the sales of the MelaFind system could increase significantly.

Net cash used in operations was approximately $7.1 million in Q1’14 as compared with approximately $6.1 million in Q1’13. Net cash used in operations in Q1’14 includes $3.4 million in liquidated damages paid to investors in connection with the February 2014 financing.

Liquidity

In connection with the February 2014 financing, MELA granted registration rights with respect to the shares of common stock underlying both the Series A Preferred Stock and the warrants pursuant to the terms of a Registration Rights Agreement. The investors were entitled to receive liquidated damages upon the occurrence of a number of events relating to filing, effectiveness and maintaining an effective registration statement covering the shares underlying the securities issued in the February financing. The Company was unable to meet certain filing and effectiveness requirements and as a result paid approximately $3.4 million in liquidated damages to the investors.

MELA’s cash balance at March 31, 2014 was $8.1 million compared with $3.8 million at December 31, 2013. The Company believes that its existing cash on hand and the actions it expects to take to reduce expenses will support the Company’s operations into the fourth quarter of 2014. The Company continues to assess the effects of its previously announced cost reduction plan and will reduce various costs as necessary. The Company will need to raise additional capital during the upcoming months, the timing and amount of which will be affected by numerous factors, many of which are not under its control.

Conference Call and Webcast Details:

Conference Call:	845-675-0437 or 866-519-4004 - Passcode: 42498987

Telephone Replay:	855-452-5696 or 646 254 3697 - Available May 13th - May 21st

Live Webcast & Replay:	www.melasciences.com/investors/home

About MELA Sciences, Inc. www.melasciences.com

MELA Sciences is a medical device company developing dermatology diagnostics utilizing state-of-the-art optical imaging. The Company’s flagship product is the MelaFind® system, a non-invasive diagnostic tool to aid dermatologists in melanoma evaluation and diagnosis, which has secured FDA Pre-Market Approval (PMA) for the U.S. and CE Marking certification for the European Union. The MelaFind® system uses a variety of visible to near-infrared light waves to evaluate skin lesions from the surface to 2.5 mm beneath the skin. It provides images and data on the relative disorganization of a lesion’s cell structure that provides substantial additional perspective to aid melanoma diagnosis. MELA is also exploring new potential uses for its core imaging technology and algorithms.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to our plans, objectives, expectations and intentions and may contain words such as “seeks,” “look forward,” and “there seems” that suggest future events or trends. These statements are based on our current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from our expectations due to financial, economic, business, competitive, market, regulatory and political factors or conditions affecting the company and the medical device industry in general, as well as more specific risks and uncertainties set forth in the company’s SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all of these forward-looking statements may prove to be incorrect or unreliable. MELA Sciences assumes no duty to update its forward-looking statements and urges investors to carefully review its SEC disclosures available at www.sec.gov and www.melasciences.com.

Media	Investors

Diana Garcia Redruello	David Collins, Eric Lentini
MELA Sciences, Inc.	Catalyst Global
212-518-4226	212-924-9800
dgarcia@melasciences.com	mela@catalyst-ir.com

MELA SCIENCES, INC.

BALANCE SHEETS

	March 31,	December 31,
	2014	2013
	(unaudited)	*
ASSETS
Current Assets:
Cash and cash equivalents	$8,122,709	$3,782,881
Accounts receivable (net of allowance of $43,080 and $46,130 as of March 31, 2014 and December 31, 2013, respectively)	34,121	57,151
Inventory (net of reserve of $325,000 as of March 31, 2014 and December 31, 2013)	5,648,020	5,631,205
Prepaid expenses and other current assets	465,140	879,698

Total Current Assets	14,269,990	10,350,935
Property and equipment, net	2,995,253	3,690,784
Patents and trademarks, net	40,526	41,795
Other assets	48,000	48,000

Total Assets	$17,353,769	$14,131,514

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable (includes related parties of $85,972 and $32,902 as of March 31, 2014 and December 31, 2013, respectively)	$1,311,174	$1,478,995
Accrued expenses (includes related parties of $23,129 and $48,000 as of March 31, 2014 and December 31, 2013, respectively)	819,851	844,131
Deferred placement revenue	201,864	243,605
Warrant liability	8,464,865	3,017,142
Other current liabilities	61,815	67,934

Total Current Liabilities	10,859,569	5,651,807

Long Term Liabilities:
Deferred placement revenue	28,834	63,754
Deferred rent	110,111	120,120

Total Long Term Liabilities	138,945	183,874

Total Liabilities	10,998,514	5,835,681

COMMITMENTS AND CONTINGENCIES

Stockholders’ Equity:
Preferred stock - $0.10 par value; authorized 10,000,000 shares: issued and outstanding: 12,300 at March 31, 2014 and 0 at December 31, 2013	1,230	—
Common stock - $0.001 par value; authorized 95,000,000 shares:
Issued and outstanding 52,107,465 shares at March 31, 2014 and 47,501,596 at December 31, 2013	52,108	47,502
Additional paid-in capital	182,430,391	176,396,209
Accumulated deficit	(176,128,474)	(168,147,878)

Total Stockholders’ Equity	6,355,255	8,295,833

Total Liabilities and Stockholders’ Equity	$17,353,769	$14,131,514

*	Derived from the audited balance sheet as of December 31, 2013

MELA SCIENCES, INC.

STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended March 31,
	2014	2013
Net revenues	$97,638	$144,100
Cost of revenue	918,523	1,080,263

Gross profit	(820,885)	(936,163)

Operating expenses:
Research and development	707,824	1,262,001
Selling, general and administrative	3,203,533	4,287,228

Total operating expenses	3,911,357	5,549,229

Operating loss	(4,732,242)	(6,485,392)

Other income (expenses):
Interest income	618	2,105
Interest expense	(1,199)	(48,763)
Change in fair value of warrant liability	137,142	15,433
Registration rights liquidated damages	(3,389,940)	—
Other income, net	5,025	5,000

	(3,248,354)	(26,225)

Net loss	$(7,980,596)	$(6,511,617)

Basic and diluted net loss per common share	$(0.16)	$(0.17)

Basic and diluted weighted average number of common shares outstanding	48,926,409	39,233,943